Exhibit 10(aa)

SECOND MODIFICATION
TO THE AMENDED AND RESTATED MASTER CREDIT AGREEMENT

          THIS SECOND MODIFICATION (this “Agreement”) is made as of the 22nd day of July, 2004, by and among WACHOVIA BANK, NATIONAL ASSOCIATION (the “Bank”), SEA PINES ASSOCIATES, INC. and SEA PINES COMPANY, INC. (if more than one, collectively, the “Borrower”).

WITNESSETH:

          WHEREAS, the Borrower has made and issued to the Bank: (1) a Second Amended and Restated Revolving Line of Credit Note, dated October 31, 2002, evidencing an original indebtedness of EIGHTEEN MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($18,300,000.00); (2) a Second Amended and Restated Term Note, dated October 31, 2002, evidencing an original indebtedness of FIFTEEN MILLION NINE HUNDRED THIRTY-NINE THOUSAND SEVEN HUNDRED FIFTY-EIGHT AND NO/100 DOLLARS ($15,939,758.00); (3) a Second Amended and Restated Seasonal Line of Credit Note, dated October 31, 2002, evidencing an original indebtedness of FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,500,000.00); and (4) a Judgment Note dated July 31, 2003 evidencing an original indebtedness of EIGHT MILLION DOLLARS ($8,000,000.00) (such documents, as same may have been heretofore amended, being herein referred to as the “Notes”); and

          WHEREAS, the Borrower and the Bank have executed and delivered an Amended and Restated Master Credit Agreement dated October 31, 2002, made a part hereof by this reference as fully as if set out herein verbatim (such document, as same was amended by that First Modification and Waiver Agreement dated July 31, 2003 and as may be further amended, restated, supplemented or otherwise modified from time to time, being herein referenced to as the “Master Credit Agreement”), which establishes uniform agreements, obligations, and covenants and other matters concerning the Notes and other Obligations (as defined in the Master Credit Agreement) of the Borrower to the Bank; and

          WHEREAS, to secure the Notes and other Obligations, the Borrower has executed and delivered certain Mortgages, Mortgage Modifications, Assignments and Assignment Modifications (as those terms are defined in the Master Credit Agreement) made a part hereof by this reference as fully as if set out herein verbatim (such documents as same may have been heretofore amended, being herein referred to as the “Security Instruments”); and

          WHEREAS, the Borrower has requested the Bank make certain modifications to the Master Credit Agreement; and

          WHEREAS, the Bank, as party to the Master Credit Agreement, and the Borrower mutually desire to modify and amend the provisions of the same in the manner hereinafter set out, it being specifically understood that except as herein modified and amended, the terms and provisions of the Master Credit Agreement shall remain unchanged and continue in full force and effect as therein written.

          NOW, THEREFORE, the Bank and the Borrower, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each, hereby agree that the Master Credit Agreement should be, and the same hereby is, modified and amended as follows:

     1. Section 1.01 of the Master Credit Agreement is hereby amended by deleting in its entirety the definition of “Judgment Note Maturity Date” and inserting in lieu thereof the following:

“Judgment Note Maturity Date” means November 15, 2005 or as extended pursuant to any future commitment letter or modification hereof executed by the Borrower and the Bank.

The effectiveness of this Agreement shall be conditional upon (a) the Bank’s receipt of Borrower’s executed counterpart to this Agreement, (b) no occurrence of any material adverse change in the financial condition of Borrower, and (c) the Bank’s receipt of a non-refundable loan fee equal to $2,500.00.

          IT IS MUTUALLY AGREED by and between the parties hereto that this Agreement shall become a part of the Master Credit Agreement by reference and that nothing herein contained shall impair the security now held for said indebtedness, nor shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Notes or Master Credit Agreement except as herein amended, nor affect or impair any rights, powers or remedies under the Notes or Master Credit Agreement as hereby amended. Furthermore, the Bank does hereby reserve all rights and remedies it may have as against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the indebtedness evidenced by the Notes.

          The Borrower promises and agrees to pay the indebtedness evidenced by the Notes in accordance with the terms thereof and agrees to perform all of the requirements, conditions and obligations under the terms of the Notes and Master Credit Agreement as hereby modified and amended, said documents being hereby ratified and affirmed. The execution and delivery hereof shall not constitute a novation or modification of the lien, encumbrance or security title of the security instruments, which security instruments shall retain their priority as originally filed for record. Borrower expressly agrees that the Notes are in full force and effect and that Borrower has no right to setoff, counterclaim or defense to the payment thereof.

          Any reference contained in the Notes, security instruments or Master Credit Agreement, as amended herein, to the Master Credit Agreement shall hereinafter be deemed to be a reference to such document as amended hereby.

          Borrower acknowledges that Bank may reproduce (by electronic means or otherwise) any of the documents evidencing and/or securing the Notes and thereafter may destroy the original documents. Borrower does hereby agree that any document so reproduced shall be the binding obligation of Borrower, enforceable and admissible in evidence against it to the same extent as if the original documents had not been destroyed; provided, however, any original of a document executed by the parties shall be conclusive evidence as to the terms of that document.

          This Agreement shall be closed without cost to the Bank and all expenses incurred in connection with this closing (including, without limitation, all attorneys’ fees) are to be paid by the Borrower. The Bank is not providing legal advice or services to the Borrower.

          This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina without regard to principles of conflict of laws.

          This Agreement shall be binding upon and inure to the benefit of any assignee or the respective heirs, executors, administrators, successors and assigns of the parties hereto.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute any of such counterparts.

          All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Master Credit Agreement.

[Signature Page Follows.]

          IN WITNESS WHEREOF, this instrument has been executed under seal by the parties hereto and delivered on the date and year first above written.

BANK:

WACHOVIA BANK, NATIONAL ASSOCIATION

[CORPORATE SEAL]	By:	/s/ R. Ross Campbell, Jr.

Its: Vice President

SEA PINES ASSOCIATES, INC.

[CORPORATE SEAL]	By:	/s/ Michael E. Lawrence

Its: Chief Executive Officer

SEA PINES COMPANY, INC.

[CORPORATE SEAL]	By:	/s/ Steven P. Birdwell

Its: Chief Financial Officer

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